Exhibit 99.6

QUADRAMED CORPORATION

AMENDED AND RESTATED

RESTRICTED STOCK AGREEMENT

THIS AGREEMENT originally made as of the 26th day of September 2005, as amended as of the 8th day of August 2007, by and between QuadraMed Corporation (“Corporation”), and Keith B. Hagen (“Executive”).

A. The Board has determined to offer employment to the Executive.

B. As an inducement to accept such employment, the Board has determined to award 550,000 shares of Common Stock to the Executive under the terms and conditions set forth herein.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1. AWARD OF SHARES

a. AWARD. On the terms and subject to the conditions set forth in this Agreement, the Corporation hereby awards to the Executive as of October 17, 2005 (the “Effective Date”), and the Executive accepts from the Corporation, a total of five hundred fifty thousand (550,000) shares of Common Stock (the “Shares”). The transfer of the Shares shall be subject to the restrictions provided in this Agreement and the transfer shall occur at the offices of the Corporation on the date set forth above or such other place and time as the parties may agree.

b. STOCKHOLDER RIGHTS. Unless and until the Shares are forfeited as hereinafter provided, the Executive (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Shares, subject, however, to the restrictions provided in this Agreement.

c. COMPLIANCE WITH LAW. Under no circumstances shall shares of Common Stock or other assets be issued or delivered to Executive pursuant to the provisions of this Agreement unless, in the opinion of counsel for the Corporation or its successors, there shall have been compliance with all applicable requirements of Federal and state securities laws, all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is at the time listed for trading and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

2. RESTRICTIONS

a. RESTRICTIONS. Executive hereby accepts the Shares when issued and agrees with respect thereto as follows:

(i) Forfeiture Restrictions. The Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, other than by a Permitted Transfer, to the extent then subject to the Forfeiture Restrictions. In the event of termination of Executive’s employment with the Corporation for any reason, including as a result of Executive’s death, Permanent Disability or Termination for Cause, but other than as a result of Involuntary Termination (whether before or after a Change in Control), Executive shall, for no consideration, forfeit to the Corporation all Shares to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Shares to the Corporation upon termination of employment are herein referred to as “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Shares.

(ii) Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to all of the Shares on the third anniversary of the Effective Date (October 17, 2008) provided that Executive has been continuously employed by the Corporation from the date of this Agreement through such “Lapse Date”. In the event of a Change in Control or the termination of the Executive’s employment due to an Involuntary Termination (other than a Termination for Cause), then upon the occurrence of such event, the Forfeiture Restrictions shall automatically lapse in their entirety, and the Shares shall vest in full.

(iii) Evidence of Shares. Uncertificated shares shall be issued by the Corporation in Executive’s name, or at the option of the Corporation, in the name of a nominee of the Corporation, pursuant to which Executive shall have voting rights and shall be entitled to receive all dividends unless and until the Shares are forfeited pursuant to the provisions of this Agreement. The uncertificated Shares shall be accompanied by an appropriate restrictive transfer instruction and stop transfer order on the books of the Corporation’s transfer agent, as more particularly described at Section 2(b) below.

However, upon the Executive’s request, a certificate or certificates evidencing the Shares shall be issued. The certificate shall bear a legend evidencing the restricted nature of the Shares, as more particularly described at Section 2(b), below, and the Corporation may cause the certificate to be delivered upon issuance to the Secretary of the Corporation or to such other depository as may be designated by the Corporation as a depository for safekeeping until the forfeiture occurs or the Forfeiture Restrictions lapse pursuant to this Agreement. Upon request of the Corporation, Executive shall deliver to the Corporation a stock power, endorsed in blank, relating to the Shares then subject to the Forfeiture Restrictions. The Corporation shall not be obligated to issue or deliver any shares of the Corporation’s stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any stock exchange (or Nasdaq National Market, if applicable).

(iv) Adjustments. In the event of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or similar transaction affecting the Corporation’s outstanding securities, any new, substituted or additional securities or other property which by reason of such transaction are distributed with respect to any Shares or into which such Shares thereby became convertible shall immediately be subject to the restrictions described in this Section 2. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Shares.

b. RESTRICTIVE TRANSFER INSTRUCTION AND RESTRICTIVE LEGEND.

The uncertificated share(s) shall be accompanied by a restrictive transfer instruction and stop transfer order on the books of the Corporation’s transfer agent as follows:

“These shares are unvested and subject to certain restrictions and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated September 26, 2005 between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Corporation’s principal corporate offices.”

The stock certificate(s) for the Shares shall be endorsed with the following restrictive legend:

“The shares represented by this certificate are unvested and subject to certain restrictions and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated September 26, 2005 between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Corporation’s principal corporate offices.”

c. TRANSFEREE OBLIGATIONS. Each person (other than the Corporation) to whom the Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to the Forfeiture Restrictions to the same extent such Shares would be so subject if retained by Executive.

d. RECAPITALIZATION. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Shares shall be immediately subject to the Forfeiture Restrictions, but only to the extent the Shares are at the time covered by such Forfeiture Restrictions. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of securities subject to this Agreement in order to reflect the effect of any such Recapitalization upon the Corporation’s capital structure.

e. CHANGE IN CONTROL. Notwithstanding the foregoing, in the event of a Change in Control, the Forfeiture Restrictions shall terminate automatically and all the Shares shall, immediately prior to the specified effective date of the Change in Control, become fully vested. Appropriate adjustments shall be made to the number and class of securities subject to this Agreement following the Change in Control.

3. SPECIAL TAX ELECTION

a. SECTION 83(b) ELECTION . Under Code Section 83, the excess of the fair market value of the Shares on the date any Forfeiture Restrictions applicable to such Shares lapse over the purchase price (if any) paid for such Shares will be reportable as ordinary income on the lapse date. The Executive may elect under Code Section 83(b) to be taxed at the time the Shares are acquired, rather than when and as such Shares cease to be subject to such Forfeiture Restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if no amount is paid for the Shares awarded hereunder (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT I HERETO. EXECUTIVE UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.

b. FILING RESPONSIBILITY. EXECUTIVE ACKNOWLEDGES THAT IT IS EXECUTIVE’S SOLE RESPONSIBILITY, AND NOT THE CORPORATION’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF EXECUTIVE REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS BEHALF.

4. GENERAL PROVISIONS

a. NO RIGHT TO FUTURE AWARDS; EXTRAORDINARY ITEM OF COMPENSATION. By entering into this Agreement, the Executive acknowledges: (i) that the award of the Shares is a one-time benefit which does not create any contractual or other right to receive future awards or benefits in lieu of such awards; (ii) that all determinations with respect to any such future awards, including, but not limited to, the times when awards shall be granted, the number of shares subject to each award, and the terms of each award, will be at the sole discretion of the Board; and (iii) that the award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

b. NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement shall confer upon Executive any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Executive) or of Executive, which rights are hereby expressly reserved by each, to terminate Executive’s Service at any time for any reason, with or without cause.

c. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Executive shall be in writing and addressed to Executive at the most recent address reflected in the Corporation’s employment records. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

d. NO WAIVER. The Waiver by the Corporation of a breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent breach of Executive.

5. MISCELLANEOUS PROVISIONS

a. EXECUTIVE UNDERTAKING. Executive hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Executive or the Shares pursuant to the provisions of this Agreement.

b. AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) relating to the subject matter hereof.

c. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia without resort to its conflict-of-laws rules.

d. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

e. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Executive, Executive’s assigns and the legal representatives, heirs and legatees of Executive’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

Signatures follow on next page.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

QUADRAMED CORPORATION

By:	/s/ David L. Piazza
David L. Piazza
Title:	Chief Financial Officer

/s/ Keith B. Hagen
Keith B. Hagen
Executive

EXHIBIT I

SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1) The taxpayer who performed the services is:

Name:

Address:

Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is              shares of the common stock of QuadraMed Corporation

(3) The property was issued on                  , 200    .

(4) The taxable year in which the election is being made is the calendar year 200    .

(5) The property is subject to a restriction pursuant to which the taxpayer shall forfeit his interest with property if for any reason taxpayer’s employment with the issuer is terminated. The issuer’s repurchase right lapses at the expiration of a three (3) year period ending on                  , 200    .

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $              per share.

(7) The amount paid for such property is $              per share.

(8) A copy of this statement was furnished to QuadraMed Corporation for whom taxpayer rendered the services underlying the transfer of property.

(9) This statement is executed on                  , 200    .

Spouse (if any)	Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Restricted Stock Agreement. This filing should be made by registered or certified mail, return receipt requested. Executive must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.

APPENDIX

The following definitions shall be in effect under the Agreement:

A. AGREEMENT shall mean this Restricted Stock Agreement.

B. BOARD shall mean the Corporation’s Board of Directors.

C. CHANGE IN CONTROL shall mean:

(i) a merger or acquisition in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the Corporation’s state of incorporation;

(ii) a sale, transfer or other disposition of all or substantially all of the assets of the Corporation;

(iii) a transfer of all or substantially all of the Corporation’s assets pursuant to a partnership or joint venture agreement or similar arrangement where the Corporation’s resulting interest is less than fifty percent (50%);

(iv) any reverse merger in which the Corporation is the surviving entity but in which fifty percent (50%) or more of the Corporation’s outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger;

(v) on or after the date hereof, a change in ownership of the Corporation through an action or series of transactions, such that any person is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the securities of the combined voting power of the Corporation’s outstanding securities; or

(vi) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of such appointment or election.

D. CODE shall mean the Internal Revenue Code of 1986, as amended.

E. COMMON STOCK shall mean the Corporation’s common stock, par value $0.01 per share.

F. CORPORATION shall mean QuadraMed Corporation, a Delaware corporation.

G. EFFECTIVE DATE shall have the meaning assigned to such term in Section 1(a).

H. FORFEITURE RESTRICTIONS shall have the meaning assigned to such term in Section 2(a)(i).

I. INVOLUNTARY TERMINATION shall mean the termination of Executive’s employment with the Corporation:

(i) involuntarily upon Executive’s discharge or dismissal or the Corporation’s failure to renew Executive’s employment agreement (either in the initial term of the employment agreement or in any extension); or

(ii) voluntarily or involuntarily, provided such termination occurs in connection with one of the following events without Executive’s written concurrence: (a) a change in Executive’s position with the Corporation or any successor which materially reduces Executive’s level of responsibility, (b) a material reduction in Executive’s level of compensation (including base salary, fringe benefits and any non-discretionary bonuses or other incentive payments earned pursuant to objective standards or criteria) or (c) a relocation of Executive’s principal place of employment by more than forty-five (45) miles from Reston, Virginia.

J. LAPSE DATE shall have the meaning assigned to such term in Section 2(a)(ii).

K. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

L. PERMANENT DISABILITY shall mean the disability as characterized pursuant to the terms of the Company’s disability policies or programs applicable to Executive from time to time, or if no such policy is applicable, if Executive is unable to perform the essential functions of Executive’s duties for physical or mental reasons for one hundred twenty (120) consecutive days, or one hundred eighty days during any twelve (12) month period.

M. PERMITTED TRANSFER shall mean (i) a gratuitous transfer of the Shares, provided and only if Executive obtains the Corporation’s prior written consent to such transfer, or (ii) a transfer of title to the Shares effected pursuant to Executive’s will or the laws of intestate succession following Executive’s death.

N. RECAPITALIZATION shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation’s outstanding Common Stock as a class without the Corporation’s receipt of consideration.

O. SHARES shall have the meaning assigned to such term in Section 1(a).

P. SERVICE shall mean the Executive’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-employee member of the board of directors or a consultant.

Q. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

R. TERMINATION FOR CAUSE shall mean an Involuntary Termination of Executive’s employment for (i) one or more acts of fraud, embezzlement, misappropriation of proprietary information, misappropriation of the Corporation’s trade secrets or other confidential information, a breach of Executive’s fiduciary duties to the Corporation or any other misconduct adversely affecting the business reputation of the Corporation in a material manner; or (ii) Executive’s failure to adhere in any material way to any written Corporation policy material to the Corporation, including Executive’s Proprietary Information and Non-Confidentiality Agreement with the Corporation, or the terms of Executive’s employment agreement with the Corporation or Executive’s failure to perform the material duties of his position following written notice from the Corporation describing the failure and a reasonable opportunity to cure such failure, if such failure is susceptible of cure.